UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

Frederick County Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 000-50407

Maryland	20-0049496
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9 North Market Street, Frederick, Maryland 21701

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (301) 620-1400

N/A

Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers Compensatory Arrangements of Certain Officers

On September 28, 2009, Frederick County Bancorp, Inc. (the “Company”), and Frederick County Bank its wholly owned subsidiary (the “Bank”) entered into new employment agreements with Martin S. Lapera, the President and Chief Executive Officer of the Company and Bank and William R. Talley, Jr., the Executive Vice President and Chief Executive officer of the Company and Bank.  The agreements are substantially similar to the employment agreements, as amended, which Mr. Lapera and Mr. Talley have with the Bank, which expire on September 30, 2009.

The term of each of the agreements commences on October 1, 2009, and extends until September 30, 2013, unless earlier terminated.

Under his agreement, Mr. Lapera is entitled to an annual base salary of $211,724 for the period October 1, 2009 through September 30, 2010. He is also entitled to $800,000 of Company paid life insurance (at standard rates), and participation in all other health, welfare, benefit, stock option and bonus plans, if any, generally available to officers or employees of the Company.  He is entitled to an automobile allowance of $10,000 and 30 vacation days, half of which may be carried over into the next year.

Under his agreement, Mr. Talley is entitled to an annual base salary of $168,744 for the period October 1, 2009 through September 30, 2010. He is also entitled to $600,000 of Company paid life insurance (at standard rates), and participation in all other health, welfare, benefit, stock option and bonus plans, if any, generally available to officers or employees of the Company.  He is entitled to an automobile allowance of $5,000 and 25 vacation days, one-half of which may be carried over into the next year.

If either Mr. Lapera’s or Mr. Talley’s employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), they would be entitled to receive continued payment of base salary through the end of the term of their agreements, based on their then current a salaries, and continued car allowance, life insurance and health and disability insurance benefits for the remainder of the term, subject to their compliance with certain non-compete provisions of the employment agreements. Under the non-compete provisions of the their agreements, following such a termination, Mr. Lapera and Mr. Talley have agreed that for 180 days after their last day of employment they will not, directly or indirectly, in any capacity render any services to a bank or savings and loan or a holding company of a bank or savings and loan with respect to any office, branch or other facility located within a thirty-five (35) mile radius of the Bank’s headquarters, and will not induce or attempt to induce any person that has a business relationship with the Bank or any of its subsidiaries and affiliates to discontinue, terminate or reduce the extent of their relationship with the Bank or to take any action that would disrupt or otherwise be disadvantageous to any such relationship.

Under each agreement, in the event of termination of employment, or material reduction in compensation or position or responsibilities within 120 days after a change in control, or the voluntary termination of employment within the 30 day period following such 120 day period after a change in control, Mr. Lapera and Mr. Talley would be entitled to receive payments over a 36-month period equal to 2.99 times their base salaries, plus health insurance premiums for a twenty four month period following termination, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a “parachute payment.”

For purposes of each agreement, a “change in control” means: (a) there shall be consummated (1) any consolidation, merger, share exchange, or similar transaction relating to the Company, in which the Company is not the continuing or surviving entity or pursuant to which shares of the Company’s capital stock are converted into cash, securities of another entity and/or other property, other than a transaction in which the holders of the Company’s voting stock immediately before such transaction shall, upon consummation of such transaction, own at least fifty percent (50%) of the voting power of the surviving entity, or (2) any sale of all or substantially all of the assets of the Company, other than a transfer of assets to a related person which is not treated as a change in control event under §1.409A-3(i)(5)(vii)(B) of U.S. Treasury Regulations; (b)  any person (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall after the Commencement Date become the beneficial owner (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty-one percent (51%) or more of the voting power of then all outstanding securities of the Company entitled to vote generally in the election of directors of the Company (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person);  or (c)  where over a twelve month period, a majority of the members of the Board of Directors of the Company (the “Board”) are replaced by directors whose appointment or election was not endorsed by a majority of the members of the Board in office prior to such appointment or election; where, in each case, the purported change in control also constitutes a “change in ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and administrative guidance promulgated thereunder (“Section 409A”).

The description of the employment agreements set forth above is qualified in its entirety by reference to the text of the agreements, filed as exhibits 10.1 and 10.2 to this report.

ITEM 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated September 28, 2009 among the Company, the Bank and Martin S. Lapera
10.2	Employment Agreement dated September 28, 2009 among the Company, the Bank and William R. Talley, Jr.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREDERICK COUNTY BANCORP, INC.

By:	/s/Martin S. Lapera
Martin S. Lapera, President and
Chief Executive Officer

Dated: September 28, 2009